As filed with the Securities and Exchange Commission on December 30, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATRIXONE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0372301
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

MatrixOne, Inc.

210 Littleton Road

Westford, MA 01886

(Address of Principal Executive Offices, including Zip Code)

Amended and Restated 1999 Stock Plan, as amended

2000 Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

Mark F. O’Connell

President & Chief Executive Officer

MatrixOne, Inc.

210 Littleton Road

Westford, MA 01886

(Name and Address of Agent For Service)

(978) 589-4000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Barbara M. Johnson, Esq.

TESTA, HURWITZ & THIBEAULT, LLP

125 High Street

Boston, Massachusetts 02110

(617) 248-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Amended and Restated 1999 Stock Plan Common Stock (Par Value $.01 Per Share)	2,000,000	$6.27	(1)	$12,540,000	$1,014.49

2000 Employee Stock Purchase Plan Common Stock (Par Value $.01 Per Share)	650,000	$6.27	(1)	$4,075,500	$329.71

TOTAL:	2,650,000	$6.27		$16,615,500	$1,344.20

(1)	The price of $6.27 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market on December 26, 2003, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and has been used for those shares without a fixed exercise price.

(2)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

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This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 for the Registrant’s Amended and Restated 1999 Stock Plan, as amended (SEC File Nos. 333-35310, 333-66458 and 333-81176), and its 2000 Employee Stock Purchase Plan, as amended (SEC File No. 333-35310), are effective. Pursuant to General Instruction E, the Registrant incorporates by reference the information contained in the above referenced Registration Statements on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit
4.1	Specimen certificate for shares of the Registrant’s common stock, $.01 par value per share (filed as Exhibit 4.1 to the Registration Statement on Form S-1 (SEC File No. 333-92731), filed on January 21, 2000 and incorporated herein by reference).

4.2	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Annual Report on Form 10-K for the year ended July 1, 2000, filed on September 22, 2000 (SEC File No. 000-29309) and incorporated herein by reference).

4.3	Amended and Restated By-Laws (filed as Exhibit 3.2 to the Annual Report on Form 10-K for the year ended July 1, 2000, filed on September 22, 2000 (SEC File No. 000-29309) and incorporated herein by reference).

4.4	Amended and Restated 1999 Stock Plan (filed as Exhibit (d)(5) to the Tender Offer Statement on Schedule TO dated as of and filed on February 3, 2003 (SEC File No. 005-60481) and incorporated herein by reference).

4.5	Amendment No. 1 to the Amended and Restated 1999 Stock Plan.

4.6	2000 Employee Stock Purchase Plan (filed as Exhibit 4.7 to the Registration Statement on Form S-8 dated as of and filed on April 20, 2000 (SEC File No. 333-35310) and incorporated herein by reference).

4.7	Amendment No. 1 to the 2000 Employee Stock Purchase Plan.

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Commonwealth of Massachusetts, on this 30th day of December, 2003.

MATRIXONE, INC.

By:	/s/ Mark F. O’Connell

Mark F. O’Connell President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned officers and directors of MatrixOne, Inc., hereby constitute and appoint Mark F. O’Connell and Maurice L. Castonguay, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable MatrixOne, Inc., to comply with the provisions of the Securities Act of 1933, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Mark F. O’Connell Mark F. O’Connell	President, Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2003

/s/ Maurice L. Castonguay Maurice L. Castonguay	Chief Financial Officer, Vice President of Finance and Administration and Treasurer (Principal Financial and Accounting Officer)	December 30, 2003

/s/ Gregory R. Beecher Gregory R. Beecher	Director	December 30, 2003

/s/ W. Patrick Decker W. Patrick Decker	Director	December 30, 2003

/s/ Daniel J. Holland Daniel J. Holland	Director	December 30, 2003

/s/ James F. Morgan James F. Morgan	Director	December 30, 2003

/s/ Charles R. Stuckey, Jr Charles R. Stuckey, Jr.	Director	December 30, 2003

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Specimen certificate for shares of the Registrant’s common stock, $.01 par value per share (filed as Exhibit 4.1 to the Registration Statement on Form S-1 (SEC File No. 333-92731), filed on January 21, 2000 and incorporated herein by reference).

4.2	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Annual Report on Form 10-K for the year ended July 1, 2000, filed on September 22, 2000 (SEC File No. 000-29309) and incorporated herein by reference).

4.3	Amended and Restated By-Laws (filed as Exhibit 3.2 to the Annual Report on Form 10-K for the year ended July 1, 2000, filed on September 22, 2000 (SEC File No. 000-29309) and incorporated herein by reference).

4.4	Amended and Restated 1999 Stock Plan (filed as Exhibit (d)(5) to the Tender Offer Statement on Schedule TO dated as of and filed on February 3, 2003 (SEC File No. 005-60481) and incorporated herein by reference).

4.5	Amendment No. 1 to the Amended and Restated 1999 Stock Plan.

4.6	2000 Employee Stock Purchase Plan (filed as Exhibit 4.7 to the Registration Statement on Form S-8 dated as of and filed on April 20, 2000 (SEC File No. 333-35310) and incorporated herein by reference).

4.7	Amendment No. 1 to the 2000 Employee Stock Purchase Plan.

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).